CUSTODY AGREEMENT
                                -----------------


     AGREEMENT dated as of June 14, 2000, between MPAM FUNDS TRUST (the "Fund"), a business trust organized under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 200 Park Avenue, New York, New York 10166, and MELLON BANK, N.A. (the "Custodian"), a national banking association, having its principal place of business at One Mellon Bank Center, Pittsburgh, PA 15258, with respect to the Fund's series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

1.   DEFINITIONS.
     -----------

     Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) "Affiliated Person" shall have the meaning of the term within Section 2(a)(3) of the 1940 Act.

     (b) "Authorized Person" shall mean those persons duly authorized by the Fund's Board to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

     (c) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized and instructed on a continuous and on-going basis to deposit all Securities eligible for deposit therein, and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder.

     (d) "Business Day" shall mean each day on which the Fund is required to determine its net asset value, and any other day on which the Securities and Exchange Commission may require the Fund to be open for business.

     (e) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by any two Authorized Persons or any two officers of the Fund.

     (f) "Depository" shall mean Depository Trust and Clearing Corporation ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized and instructed on a continuous and on-going basis to deposit all Securities eligible for deposit therein, and to utilize the Depository to the extent possible in connection with its performance hereunder. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

     (g) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof ("U.S. government securities"), commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities and bank time deposits.

     (h) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

     (i) "Prospectus" shall mean the Fund's current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

     (j) "Shares" shall mean all or any part of each class of shares of beneficial interest of the Fund, allocated to a particular Series, listed in the Certificate annexed hereto as Appendix B, as it may be amended from time to time, which from time to time are authorized and/or issued by the Fund.

     (k) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities interests and investments from time to time owned by the Fund.

     (l) "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Fund.

     (m) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system, including, without limitation, electronic transmissions, facsimile and telex, whereby the receiver of such communication is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

     (n) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

2.   APPOINTMENT OF CUSTODIAN.
     ------------------------

     (a) The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at the time owned by or in the possession of the Fund during the period of this Agreement.

     (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3.   COMPENSATION.
     ------------

     (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule 2 and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements shall consist of the items specified in the Schedule of Out-of-pocket charges annexed hereto as Schedule 3 and incorporated herein, which schedule may be modified by the Custodian upon not less than thirty days prior written notice to the Fund.

     (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule 2 of this Agreement a revised Fee Schedule, dated and signed by an Authorized Officer or authorized representative of each party hereto.

     (c) The Custodian will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with Schedule 2, as amended from time to time. The Fund will promptly pay to the Custodian the amount of such billing. The Custodian may charge against any monies held on behalf of the Fund pursuant to this Agreement such compensation and disbursements incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against any money held on behalf of the Fund pursuant to this Agreement the amount of any loss, damage, liability or expense incurred with respect to the Fund, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

4.   CUSTODY OF CASH AND SECURITIES.
     ------------------------------

     (a) RECEIPT AND HOLDING OF ASSETS. The Fund will deliver or cause to be delivered to the Custodian or its permitted Sub-Custodians all Securities and monies owned by the Series at any time during the period of this
     Agreement and shall specify the Series to which the same are to be specifically allocated. The Custodian will not be responsible for such Securities and monies until actually received by it. The Fund shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions confirmed in writing in accordance with Section 11(h) hereof or Written Instructions, as to the manner in which and in what amounts Securities and monies are to be deposited on behalf of the Series in the Book-Entry System or the Depository. Securities and monies of such Series deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts for which the Custodian acts in a fiduciary or representative capacity.

     (b) ACCOUNTS AND DISBURSEMENTS. The Custodian shall establish and maintain a separate account for the Fund with respect to each Series and shall credit to the separate account all monies received by it for the account of the Fund with respect to such Series and shall disburse the same only:

           1. In payment for Securities purchased for the Series, as provided in Section 5 hereof;

           2. In payment of dividends or distributions with respect to the Shares, as provided in Section 7 hereof;

           3. In payment of original issue or other taxes with respect to the Shares, as provided in Section 8 hereof;

           4. In payment for Shares which have been redeemed by the Fund, as provided in Section 8 hereof;

           5. Pursuant to a Certificate setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made, the amount to be paid and the purpose for which payment is to be made, provided that in the event of disbursements pursuant to this paragraph 5 of Section 4(b), the Fund shall indemnify and hold the Custodian harmless from any claims or losses arising out of such disbursements in reliance on such Certificate; or

           6. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund, as provided in Sections 3 and 11(i).

     (c) CONFIRMATION AND STATEMENTS. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of each Series during said day. Where securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to such Series. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and monies held for each Series under this Agreement.

     (d) REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION. All Securities held for a Series which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Series may be registered in the name of such Series, in the name of the Custodian, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Series and which may from time to time be registered in the name of such Series. The Custodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or the Depository in a separate account for the Fund in the name of such Series physically segregated at all times from those of any other person or persons.

     (e) SEGREGATED ACCOUNTS. Upon receipt of a Certificate, the Custodian will establish segregated accounts on behalf of each Series to hold liquid or other assets as it shall be directed by a Certificate and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Certificate.

     (f) COLLECTION OF INCOME AND OTHER MATTERS AFFECTING SECURITIES. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for each Series in accordance with this Agreement:

           1.    Collect all income due or payable;

           2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the
           Custodian only shall have such responsibility to the Fund for Securities which are called if either (i) the Custodian received a written notice of such call; or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the Custodian upon five (5) Business Days prior notification to the Fund;

           3.    Surrender   Securities   in  temporary   form  for   definitive
           Securities;

           4. Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

           5.    Hold  directly,  or  through  the  Book-Entry  System  or   the
           Depository with respect to Securities therein deposited, for the account of each Series all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Series.

(g) DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY. Upon receipt of a Certificate, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

           1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Certificate, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

           2. Deliver or cause to be delivered any Securities held for the Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

           3. Deliver or cause to be delivered any Securities held for the Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for the Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

           4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of the Series and take such other steps as shall be stated in a Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

           5. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

           6. Deliver Securities owned by the Series to the issuer thereof or its agent when such Securities are called or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by the Series and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Series for any missed payments or other defaults resulting therefrom; unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds;

           7. Deliver Securities for delivery in connection with any loans of Securities made by the Series but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in the form of cash or U.S. government securities or a letter of credit;

           8. Deliver Securities for delivery as security in connection with any borrowings by the Series requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

           9. Deliver Securities upon receipt of a Certificate from the Fund for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

           10. Deliver Securities as collateral in connection with short sales by the Series of common stock for which the Series owns the stock or owns preferred stocks or debt securities convertible or exchangeable, without payment or further consideration, into shares of the common stock sold short;

           11. Deliver Securities for any purpose expressly permitted by and in accordance with procedures described in the Fund's Prospectus; and

           12. Deliver Securities for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Fund's Board signed by an Authorized Person and certified by the Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

(h) ENDORSEMENT AND COLLECTION OF CHECKS, ETC. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Series.

5.   PURCHASE AND SALE OF INVESTMENTS.
     --------------------------------

     (a) Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate; and (ii) with respect to each purchase of Money Market Securities, either a Written Instruction or Oral Instruction, in either case specifying with respect to each purchase: (1) the Series to which the Securities purchased are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase;
     (7) the name of the person from whom or the broker through whom the purchase was made, if any; and (8) whether or not such purchase is to be settled through the Book-Entry System or the Depository. The Custodian shall receive the Securities purchased by or for such Series and upon receipt of Securities shall pay out of the monies held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate, Written or Oral Instruction.

     (b) Promptly after each sale of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, either Written Instruction or Oral Instructions, in either case specifying with respect to such sale: (1) the Series to which such Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to such Series upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and (8) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to such Series upon such sale, provided that the same conforms to the total amount payable to the Series as set forth in such Certificate, Written or Oral Instruction. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

6.   LENDING OF SECURITIES.
     ---------------------

           If the Fund is permitted by the terms of its organization documents and as disclosed in its Prospectus to lend securities, within 24 hours after each loan of Securities, the Fund shall deliver to the Custodian a Certificate specifying with respect to each such loan: (a) the Series to which the Securities to be loaned are specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount loaned; (d) the date of loan and delivery; (e) the total amount to be delivered to the Custodian, and specifically allocated against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; and (f) the name of the broker, dealer or financial institution to which the loan was made.

           Promptly after each termination of a loan of Securities, the Fund shall deliver to the Custodian a Certificate specifying with respect to each such loan termination and return of Securities: (a) the Series to which the Securities to be returned are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination; (e) the total amount to be delivered by the Custodian

     (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate); and (f) the name of the broker, dealer or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay the total amount payable upon such return of Securities as set forth in the Certificate. Securities returned to the Custodian shall be held as they were prior to such loan.

7.   PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.
     -------------------------------------

     (a) For each Series, the Fund shall furnish to the Custodian a Certificate specifying the date of payment of any dividend or distribution, and the total amount payable to the Transfer Agent on the payment date.

     (b) Upon the payment date specified in such Certificate, the Custodian shall pay out of the monies held for the account of the Series the total amount payable to the Transfer Agent of the Fund.

8.   SALE AND REDEMPTION OF SHARES.
     -----------------------------

     (a) Whenever the Fund shall sell any Shares, or whenever any Shares are redeemed, the Fund shall deliver or cause to be delivered to the Custodian a Written Instruction from the Transfer Agent duly specifying:

          1. The net amount of money to be received by the Custodian, where the sale of such Shares exceeds redemption; and

          2. The net amount of money to be paid for such Shares, where redemptions exceed purchases.

           The Custodian understands and agrees that Written Instructions may be furnished subsequent to the purchase of Shares and that the information contained therein will be derived from the sales of Shares as reported to the Fund by the Transfer Agent.

     (b) Upon receipt of money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Series.

     (c) Upon issuance of any Shares in accordance with the foregoing provisions of this Section 8, the Custodian shall pay all original issue or other taxes required to be paid for the account of the Series in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

     (d) Upon receipt from the Transfer Agent of Written Instructions setting forth the net amount of money to be paid for Shares received by the Transfer Agent for redemption, the Custodian shall make payment to the Transfer Agent of such net amount out of the monies held for the account of the Series.

9.   INDEBTEDNESS.
     ------------

     (a) The Fund will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Fund borrows money for investment or for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate stating with respect to each such borrowing: (1) the Series to which the borrowing relates; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Fund for the account of such Series on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; and (8) a statement that such loan is in conformance with the 1940 Act and the Fund's Prospectus.

     (b) Upon receipt of the Certificate referred to in subparagraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities as may be specified in the Certificate to collateralize further any transaction described in this
     Section 9. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in the Certificate all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

10.  PERSONS HAVING ACCESS TO ASSETS OF THE FUND.
     -------------------------------------------

     (a) No Board member or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the assets of the Fund.

     (b) Nothing in this Section 10 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Fund or of the Fund's administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by Section 10(a).

11.  CONCERNING THE CUSTODIAN.
     ------------------------

     (a) STANDARD OF CONDUCT. Notwithstanding any other provision of this Agreement, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence, misfeasance or willful misconduct of the Custodian or any of its employees, Sub-Custodians or agents. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall not be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or the Depository, except to the extent such loss or damage arises by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents.

     (b) LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

            1. The validity of the issue of any Securities purchased by the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

            2. The legality of the sale of any Securities by the Fund or the propriety of the amount for which the same are sold;

            3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

            4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

            5. The legality of the declaration or payment of any distribution of the Fund; or

            6. The legality of any borrowing for temporary or emergency administrative purposes.

     (c) NO LIABILITY UNTIL RECEIPT. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or the Depository.

     (d) AMOUNTS DUE FROM TRANSFER AGENT. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

     (e) COLLECTION WHERE PAYMENT REFUSED. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by a Certificate and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

     (f) APPOINTMENT OF AGENTS AND SUB-CUSTODIANS. The Custodian may appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and monies at any time owned by the Fund. The Custodian shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than the United States ("Foreign Sub-Custodian"), which selection shall be in accordance with the requirements of Rule 17f-5 under the 1940 Act, and shall oversee the maintenance of any Securities or monies of the Fund by any Foreign Sub-Custodian. In addition, the Custodian shall hold the Fund harmless from, and indemnify the Fund against, any loss, action, claim, demand, expense and proceeding, including counsel fees, that occurs as a result of the failure of any Foreign Sub-Custodian or Depository to exercise reasonable care with respect to the safekeeping of Securities and monies of the Fund. Notwithstanding the generality of the foregoing, however, the Custodian shall not be liable for any losses resulting from the general risk of investing or holding Securities and monies in a particular country, including, but not limited to, losses resulting from nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's control.

     (g) NO DUTY TO ASCERTAIN AUTHORITY. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as may properly be held by the Fund under the provisions of its organization documents and the Prospectus.

     (h) RELIANCE ON CERTIFICATES AND INSTRUCTIONS. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Fund. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.


     (i) OVERDRAFT FACILITY AND SECURITY FOR PAYMENT. In the event that the Custodian is directed by Written Instruction (or Oral Instructions confirmed in writing in accordance with Section 11(h) hereof) to make any payment or transfer of monies on behalf of a Series for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of such Series, the
     Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Fund in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon in writing, from time to time, by the Custodian and the Fund. The Custodian and the Fund acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemption, to allow the settlement of foreign exchange contracts or to meet other emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund in writing (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing. To secure payment of any Overdraft, the Fund hereby grants to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Series' account from time to time in the full amount of such Overdraft. Should the Fund fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Series' account and to liquidate Securities in the account as is necessary to meet the Fund's obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Pennsylvania Uniform Commercial Code or any other applicable law.

     (j) INSPECTION OF BOOKS AND RECORDS. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund and by the appropriate employees of the Securities and Exchange Commission.

           The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

12.  TERM AND TERMINATION.
     ---------------------

     (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until such time as this Agreement may be terminated in accordance with the provisions hereof.

     (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a certified vote of the Fund's Board, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

           In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a certified vote of the Fund's Board, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a successor custodian, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and monies then owned by the Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

     (c) Upon the date set  forth in such  notice  under  paragraph  (b) of this
     Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian on behalf of the Fund, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

13.  LIMITATION OF LIABILITY.
     ------------------------

           The Fund and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Board members, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund. The execution and delivery of this Agreement have been authorized by the Fund's Board members, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Board members nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund.

14.  MISCELLANEOUS.
     --------------


     (a) Annexed hereto as Appendix A is a certification signed by the Secretary of the Fund setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

     (b) Annexed hereto as Appendix D is a certification signed by the Secretary of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Fund or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of an officer as set forth in the last delivered certification.

     (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Mellon Bank Center, Pittsburgh, PA 15258 or at such other place as the Custodian may from time to time designate in writing.


     (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at 200 Park Avenue, New York, New York 10166 or at such other place as the Fund may from time to time designate in writing.

     (e) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized, or ratified and approved by a vote of the Fund's

     Board, including a majority of the Board members who are not "interested persons" of the Fund (as defined in the 1940 Act), or (ii) authorized, or ratified and approved by such other procedures as may be permitted or required by the 1940 Act.

     (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Fund's Board. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

     (g) The Fund represents that copies of its organization documents are on file with the Secretary of the Commonwealth of Massachusetts.


     (h) This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.


     (i) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (j) This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.


                                    MPAM FUNDS TRUST, on behalf of the Series listed on Schedule 1




                                    By:
                                           -----------------------------------
                                    Name:  Jeff Prusnofsky
                                    Title: Secretary


                                    MELLON BANK, N.A.




                                    By:
                                           -----------------------------------
                                    Name:
                                    Title:

                                   SCHEDULE 1

NAME OF SERIES
--------------


MPAM Large Cap Stock Fund
MPAM Income Stock Fund
MPAM Mid Cap Stock Fund
MPAM Small Cap Stock Fund
MPAM Bond Fund
MPAM Intermediate Bond Fund
MPAM Short-Term U.S. Government Securities Fund
MPAM National Intermediate Municipal Bond Fund
MPAM National Short-Term Municipal  Bond Fund
MPAM Pennsylvania Intermediate Municipal Bond Fund
MPAM Balanced Fund


                                   SCHEDULE 2

I.   ASSET BASED CHARGES

     A.   U.S. SECURITIES (NET ASSET VALUE)

          First $1 Billion                                        0.70 Basis Points

          Next $1 Billion                                         0.50 Basis Points

          Excess                                                  0.25 Basis Points



     B.   INTERNATIONAL SECURITIES (MARKET VALUE)

     Foreign Assets in all funds will be totaled by country and charged a basis point fee by category.

          Euroclear                                               5.00 Basis Points



          Category I                                              8.00 Basis Points



          Category II                                             14.00 Basis Points



          Category III                                            16.00 Basis Points



          Category IV                                             45.00 Basis Points



          (A complete listing of countries is on page 2 of this fee schedule)



II.  TRANSACTION CHARGES

     A.   DOMESTIC

          U.S. Buy/Sell transaction (DTC, PTC, Fed)               $7.00

          Physical U.S. Buy/Sell transaction                      $20


                                      -17-


     B.   INTERNATIONAL

          Euroclear                                               $ 25

          Category I                                              $ 35

          Category II                                             $ 60

          Category III                                            $ 80

          Category IV                                             $100



     C.   OTHER TRANSACTIONS

          Futures Transaction                                     $  8

          Paydown Transaction                                     $  5

          Margin Variation Wire                                   $ 10

          F/X not executed at BSDT                                $ 20

          Options Round Trip                                      $ 20

          Wire Transfer                                           $  5






     III.


     The Custodian reserves the right to amend its fees if the service requirements change in a way that materially affects our responsibilities or costs. Support of other derivative investment strategies or special processing requirements (e.g., external cash sweep, third party securities lending etc.) may result in additional fees.



IV.  COUNTRY BY COUNTRY CATEGORIES:



CATEGORY I      CATEGORY II             CATEGORY III              CATEGORY IV

Australia       Argentina               Austria                   Bangladesh

Belgium         Denmark                 Indonesia                 Brazil

Canada          Finland                 Israel                    Colombia

France          Hong Kong               South Korea               China

Germany         Malaysia                Philippines               Czech Republic

Ireland         Mexico                  Singapore                 Greece

Italy           Norway                  Thailand                  India

Japan           Spain                                             Jordan

Netherlands                                                       Luxembourg

New Zealand                                                       Pakistan

South Africa                                                      Peru

Sweden                                                            Poland

Switzerland                                                       Portugal

United Kingdom                                                    Sri Lanka

Cedel                                                             Taiwan

                                                                  Turkey

                                                                  Uruguay

                                                                  Venezuela

                                                                  Egypt

                                   SCHEDULE 3

     The Custodian will pass through to the client any out-of-pocket expenses including, but not limited to, postage, courier expense, registration fees, stamp duties telex charges, custom reporting or custom programming, internal/external tax, legal or consulting costs, proxy voting expenses, etc.

     The Fund will pay to the Custodian as soon as possible after the end of each month all out-of-pocket expenses reasonably incurred in connection with the assets of the Fund.

                                   APPENDIX A

     I, Jeff Prusnofsky, Secretary of the Fund, do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                SIGNATURE
----                                ---------

SEE APPENDIX A-1












                                    MPAM FUNDS TRUST, on behalf of the Series listed on Schedule 1




                                    --------------------------
                                    Jeff Prusnofsky, Secretary
                                    Dated: June 14, 2000

                                  APPENDIX A -1

                            MPAM LARGE CAP STOCK FUND
                             MPAM INCOME STOCK FUND
                             MPAM MID CAP STOCK FUND
                            MPAM SMALL CAP STOCK FUND
                               MPAM BALANCED FUND

                             AUTHORIZED SIGNATORIES
                             ----------------------

GROUP I                                      GROUP II
-------                                      --------

Paul R. Casti, Jr., Michael Condon,          Paul R. Casti, Jr., Michael Condon,
William McDowell, Jean Farley,               Christopher Condron, Joseph
Gregory Gruber, Paul Molloy, James           Connolly, Gregory Gruber, William
Windels, Frank Brensic, Phyllis              McDowell, James Windels, Paul
Meiner, Robert Robol, Laura                  Molloy, William T. Sandalls, Jr.,
Sanderson, Lori McNab, Lucy                  Jean Farley and Robert Robol
Dermezis, Rob Svagna, Michael
Stalzer, Robert Salviolo and Erik
Naviloff


1. Fees payable to Mellon Bank, N.A. or Boston Safe Deposit and Trust Company pursuant to written agreement with the Fund for services rendered in its capacity as Custodian or agent of the Fund, or to Dreyfus Transfer, Inc. in its capacity as Transfer Agent or agent of the Fund:
            Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

2.    Other expenses of the Fund, $5,000 and under:
            Any combination of two (2) signatures from either Group I or Group II, or both such Groups, except that no individual shall be authorized to sign more than once.

3.    Other expenses of the Fund, over $5,000 but not over $25,000:
            Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

4.    Other expenses of the Fund, over $25,000:
            Two (2) signatures required, one from Group I or Group II, including any one of the following: Paul Molloy, Paul R. Casti, Jr., Christopher Condron, James Windels, Joseph Connolly or William T. Sandalls, Jr., except that no individual shall be authorized to sign more than once.

CUSTODIAN ACCOUNT FOR PORTFOLIO SECURITIES TRANSACTIONS
-------------------------------------------------------

      Two (2) signatures required from any of the following:
              Veda Balli, Michelle Pressa, Lucy Dermezis, John Livanos.

                                  APPENDIX A-1

                                 MPAM BOND FUND

                           MPAM INTERMEDIATE BOND FUND
                 MPAM SHORT-TERM U.S. GOVERNMENT SECURITIES FUND

                             AUTHORIZED SIGNATORIES
                             ----------------------

GROUP I                                      GROUP II
-------                                      --------

Paul R. Casti., Michael Condon,              Paul R. Casti, Jr., Michael Condon,
Joseph Bruno, Jean Farley, Gregory           Christopher Condron, Joseph
Gruber, Paul Molloy, James Windels,          Connolly, Gregory Gruber, William
William Maeder, Lori McNab, Phyllis          McDowell, James Windels, Paul
Meiner, William McDowell, Laura              Molloy, William T. Sandalls, Jr.,
Sanderson, Lisa Waldman, Lucy                Jean Farley and Robert Robol
Dermezis and Robert Robol


1. Fees payable to Mellon Bank, N.A. or Boston Safe Deposit and Trust Company pursuant to written agreement with the Fund for services rendered in its capacity as Custodian or agent of the Fund, or to Dreyfus Transfer, Inc. in its capacity as Transfer Agent or agent of the Fund:
            Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

2.    Other expenses of the Fund, $5,000 and under:
            Any combination of two (2) signatures from either Group I or Group II, or both such Groups, except that no individual shall be authorized to sign more than once.

3.    Other expenses of the Fund, over $5,000 but not over $25,000:
            Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

4.    Other expenses of the Fund, over $25,000:
            Two (2) signatures required, one from Group I or Group II, including any one of the following: Paul Molloy, Paul R. Casti, Jr., Christopher Condron, James Windels, Joseph Connolly or William T. Sandalls, Jr., except that no individual shall be authorized to sign more than once.

CUSTODIAN ACCOUNT FOR PORTFOLIO SECURITIES TRANSACTIONS
-------------------------------------------------------

      Two (2) signatures required from any of the following: Cynthia Chan, Lori McNab, Vincent Grolli, Ken Nguyen, Maria DeVinney.

                                  APPENDIX A-1

                 MPAM NATIONAL INTERMEDIATE MUNICIPAL BOND FUND
                  MPAM NATIONAL SHORT-TERM MUNICIPAL BOND FUND
               MPAM PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND

                             AUTHORIZED SIGNATORIES
                             ----------------------

GROUP I                                      GROUP II
-------                                      --------

Paul R. Casti, Jr., Jean Farley,             Paul R. Casti, Jr., Michael Condon,
Gregory Gruber, Paul Molloy, James           William T. Sandalls, Jr.,
Windels, Laura Sanderson, Phyllis            Christopher Condron, Joseph
Meiner, Michael Condon, Lori McNab,          Connolly, Gregory Gruber, James
Richard Wiener, Richard Cassaro,             Windels, Paul Molloy, Jean Farley,
Steve Powanda, Lucy Dermezis,                Robert Robol and William McDowell
Robert Robol and William McDowell



1. Fees payable to Mellon Bank, N.A. or Boston Safe Deposit and Trust Company pursuant to written agreement with the Fund for services rendered in its capacity as Custodian or agent of the Fund, or to Dreyfus Transfer, Inc. in its capacity as Transfer Agent or agent of the Fund:
            Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

2.    Other expenses of the Fund, $5,000 and under:
            Any combination of two (2) signatures from either Group I or Group II, or both such Groups, except that no individual shall be authorized to sign more than once.

3.    Other expenses of the Fund, over $5,000 but not over $25,000:
            Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

4.    Other expenses of the Fund, over $25,000:
            Two (2) signatures required, one from Group I or Group II, including any one of the following: Paul Molloy, Paul R. Casti, Jr., Christopher Condron, James Windels, Joseph Connolly or William T. Sandalls, Jr., except that no individual shall be authorized to sign more than once.

CUSTODIAN ACCOUNT FOR PORTFOLIO SECURITIES TRANSACTIONS
-------------------------------------------------------

      Two (2) signatures required from any of the following:
           Cynthia Chan, Lori McNab, Vincent Grolli, Ken Nguyen, Maria DeVinney.

                                  APPENDIX A-2

                AUTHORIZED PERSONS: FOR PAYMENT OF BLUE SKY FEES

1. The Custodian shall be authorized to draw from the Fund's custodial account, upon request by the Dreyfus Legal Department and only upon compliance with these procedures for payment of state blue sky fees for the purpose of, including but not limited to, state notification or registration, exemption, amendment and filing fees.

2. The Dreyfus Legal Department shall prepare a Wire Transfer Authorization Form addressed to the Custodian that includes an attached invoice containing the following information: the name of the Fund, the Fund's internal code number, the amount to be funded, the state and type of filing, and the appropriate general ledger account.

3. Each Wire Transfer Authorization Form must be signed by two (2) of the following authorized Blue Sky Administrators:

                        James Bitetto
                        Joni L. Charatan
                        Janette Farragher
                        John Hammalian
                        Mark N. Jacobs
                        Emile Molineaux
                        Robert R. Mullery
                        Steven Newman
                        Jeff Prusnofsky
                        Michael Rosenberg
                        Adam Scaramella

                                   APPENDIX B

     I, Jeff Prusnofsky, Secretary of the Fund, do hereby certify that the only classes of shares of the Fund issued and/or authorized by the Fund as of the date of this Custody Agreement are shares of beneficial interest, without par value, as follows:

MPAM Large Cap Stock Fund
MPAM Income Stock Fund
MPAM Mid Cap Stock Fund
MPAM Small Cap Stock Fund
MPAM Bond Fund
MPAM Intermediate Bond Fund
MPAM Short-Term U.S. Government Securities Fund
MPAM National Intermediate Municipal Bond Fund
MPAM National Short-Term Municipal  Bond Fund
MPAM Pennsylvania Intermediate Municipal Bond Fund
MPAM Balanced Fund


                                        MPAM FUNDS TRUST, on behalf of the
                                        Series listed on Schedule 1



                                        --------------------------
                                        Jeff Prusnofsky, Secretary
                                        Dated:  June 14, 2000

                                   APPENDIX C

     The following are  designated  publications  for purposes of paragraph 2 of
Section 4 (f):

The Bond Buyer

Depository Trust and Clearing Corporation Notices

Financial Daily Card Service

New York Times

Standard & Poor's Called Bond Record

Wall Street Journal

                                   APPENDIX D

     I, Jeff Prusnofsky, Secretary of the Fund, do hereby certify that:

     The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's Master Trust Agreement and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                           POSITION                    SIGNATURE
----                           --------                    ---------




Patrick J. O'Connor            Chairman of the Board


David Lamere                   President


Mark N. Jacobs                 Vice President


Vernon Winter                  Vice President


Jospeh Connolly                Vice President and Treasurer


Jeff Prusnofsky                Secretary


Steven F. Newman               Assistant Secretary


Michael A. Rosenberg           Assistant Secretary

Gregory S. Gruber              Assistant Treasurer



William McDowell               Assistant Treasurer


James Windels                  Assistant Treasurer


                               MPAM FUNDS TRUST, on behalf of the Series listed on Schedule 1



                               -------------------------------------


                               Jeff Prusnofsky, Secretary

                               Dated: June 14, 2000


                                      -32-